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                                                                   EXHIBIT 10.19

                                  PLAN DOCUMENT

                           SEABULK INTERNATIONAL, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

SEABULK INTERNATIONAL, INC., A DELAWARE corporation (the "Company"), hereby establishes the Executive Deferred Compensation Plan (the "Plan"), effective JANUARY 1, 2003, to enable Participants covered under the Plan to enhance their retirement security by permitting them to enter into agreements with the Company to defer compensation and receive benefits at retirement, death, separation from service, and as otherwise provided under the Plan.


                             ARTICLE 1 - DEFINITIONS

1.1 ANNUAL DEFERRAL: shall mean the amount of Compensation, which the Participant elects to defer under the Deferral Commitment pursuant to
         Article 3 of the Plan.

1.2 BENEFICIARY: shall mean the person or persons or entity designated as such in accordance with Article 11 of the Plan.

1.3 COMPANY: shall mean SEABULK INTERNATIONAL, INC., its subsidiaries and divisions, and any successor(s) in interest.

1.4 COMPENSATION: shall mean a Participant's salary, commissions, bonuses and restricted stock before reductions for deferral.

1.5 CREDITING RATE: shall mean certain investment alternatives designated by the Deferred Compensation Committee from time to time for determining adjustments of amounts credited to the Deferral Accounts of participants. The Deferred Compensation Committee, in its sole discretion, will establish administrative rules for applying the Crediting Rate.

1.6 DEFERRAL ACCOUNT: shall mean the bookkeeping device used by the Company to measure and determine the amounts to be paid to a Participant under the Plan. One Deferral Account will be established for amounts deferred by a Participant under the Plan.

1.7 DEFERRAL CONTRIBUTION PERIOD: shall mean the period of one (1) Plan Year, or such other period as the Deferred Compensation Committee may permit in its discretion, over which the Participant has elected to defer Compensation pursuant to Article 3 of the Plan.

1.8 DEFERRAL COMMITMENT OR DEFERRAL UNIT: shall mean a commitment made by a Participant to defer compensation pursuant to Articles 2 and 3 of the Plan for which a Deferral Election Form has been submitted by the Participant.


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1.9      DEFERRED COMPENSATION COMMITTEE: shall mean Management's Benefits and
         Deferred Compensation Committee, appointed by the Company to administer the Plan pursuant to Article 11 of the Plan.

1.10 DEFERRAL ELECTION FORM: shall mean a written agreement between the Company and the Participant, entered into pursuant to paragraph 2.1 of the Plan, by which the Participant elects to participate in the Plan and make a Deferral Commitment.

1.11 DISABILITY: shall mean a physical or mental condition that prevents a Participant from performing his or her normal duties of employment. If a Participant makes application for or is otherwise eligible for disability benefits under a long-term disability program sponsored by his Employer and qualifies for such benefits, the Participant shall be presumed to qualify as disabled under the Plan. In the event that a Participant is not covered by an Employer-sponsored long-term disability program, a Participant shall be presumed to be disabled if the Deferred Compensation Committee so determines upon review of one or more medical opinions acceptable to the Deferred Compensation Committee.

1.12 EARLY RETIREMENT: shall mean the date of the cessation of the Participant's employment with the Company for any reason whatsoever, whether voluntary or involuntary, other than as a result of the Participant's death, after the Participant attains age 55, or such other date as the Deferred Compensation Committee may determine in its discretion.

1.13 ELIGIBLE EMPLOYEE: shall mean an officer or member of the senior management of the Company as designated by the Compensation Committee of the Board of Directors to be eligible to participate in the Plan and Non-Employee Directors. New employees within this group are eligible to participate the first of the month following one month of service.

1.14 EMPLOYER: shall mean the Company or any of its subsidiaries or divisions.

1.15 ERISA: shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.16 FINANCIAL HARDSHIP: shall mean a Participant's unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence as determined by the Deferred Compensation Committee. Cash needs arising from foreseeable events such as, for example, the purchase of a residence or education expenses for children shall not, alone, be considered a Financial Hardship.

1.17 PARTICIPANT: shall mean an Eligible Employee who is participating in the Plan as provided in Article 2, or a former Eligible Employee for whom a Deferral Account is being maintained under the Plan.

1.18 PLAN: shall mean this Executive Deferred Compensation Plan as set forth in this document and as the same may be amended, supplemented and/or restated from time to time and any successor plan.

1.19 PLAN YEAR: shall mean the 12-month period from January 1 through December 31.


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1.20     RETIREMENT: shall mean the date of the cessation of the Participant's employment with the Company for any reason whatsoever, whether voluntary or involuntary, other than as a result of the Participant's death, after the Participant attains age 65, or such other date as the Deferred Compensation Committee may determine in its discretion.

1.21 TERMINATION OF EMPLOYMENT: shall mean the date of the cessation of the Participant's employment with the Company for any reason whatsoever, whether voluntary or involuntary, other than as a result of the Participant's Retirement, death, or, to the extent provided in Article 8 of the Plan, Disability.

1.22 VALUATION DATE: shall mean the last day of each Plan Year calendar quarter, or such other dates as the Deferred Compensation Committee may determine in its discretion, which must be at least annually, for the valuation of a Participant's Deferral Account.

1.23 VESTING DATE: your account balance created by your deferrals is always 100% vested. Your account balance created by any company contributions will vest as follows:


                              Full Years of                  Percentage
                             Vesting Service                   Vested
                             ---------------                 ----------

                                    1                           33%
                                    2                           66%
                                    3                          100%

         You will be credited for a full year of vesting service for each year from your date of hire and each anniversary thereof in which you complete at least 1,000 hours of service. Vesting service start date is date of hire.



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                            ARTICLE 2 - PARTICIPATION

2.1 DEFERRAL ELECTION FORM. Any Eligible Employee may elect to participate in the Plan and to make a Deferral Commitment by submitting a Deferral Election Form to the Deferred Compensation Committee prior to the beginning of the Deferral Contribution Period. Except as otherwise provided in this Plan, the Participant's Deferral Commitment shall be irrevocable.

2.2 CONTINUATION OF PARTICIPATION. A Participant who has elected to participate in the Plan by making a Deferral Commitment shall continue as a Participant in the Plan for purposes of such Deferral Commitment even though in any Plan Year after such Deferral Commitment such Participant elects not to make a new Deferral Commitment or ceases to be an Eligible Employee. A Participant shall not be eligible to make a new Deferral Commitment unless the Participant is an Eligible Employee with respect to the Plan Year for which the election is made.

                    ARTICLE 3 - FORM OF DEFERRAL COMMITMENTS

3.1 DEFERRAL COMMITMENT. Subject to paragraphs 3.2 and 3.3, a Participant may elect in the Deferral Election Form to defer an amount equal to a specified dollar amount or a percentage of Compensation so long as the amount of Compensation net of the amount deferred does not fall below any applicable thresholds determined by the Deferred Compensation Committee in its sole discretion. For any Plan Year, the total amount of a Participant's applicable Compensation, net of all Deferral Commitments, must not fall below the old age, survivor and disability insurance wage base under Social Security. The Deferred Compensation Committee, in its sole discretion, will determine other rules regarding the deferral of Compensation, as necessary.

3.2 MINIMUM DEFERRAL COMMITMENT. A participant may not elect to defer less than $5,000 in any one Plan Year.

3.3 MAXIMUM DEFERRAL COMMITMENT. The Deferred Compensation Committee, in its sole discretion, may establish maximum Deferral Commitment limits for the purpose of controlling the Company's financial obligations under the Plan or for any other reason deemed necessary.

3.4 INCOMPLETE DEFERRAL COMMITMENT. Notwithstanding anything contained herein to the contrary, if the Participant has not or will not actually defer the amount specified in such Participant's Deferral Election Form during the Deferral Contribution Period, the Participant shall, nevertheless, be permitted to continue participation in the Plan. The Company will accept no new Deferral Units until the Participant fulfills the previously Incomplete Deferral Unit.

3.5 WITHHOLDING. The Deferred Compensation Committee, in its sole discretion, will make arrangements for satisfying any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to deferral of compensation under the Plan.




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                    ARTICLE 4 - DEFERRAL OF RESTRICTED STOCK

4.1 For purposes of this Article 4, the following terms shall be defined as follows:

         (a) Common Stock. "Common Stock" shall mean the common stock of Seabulk International, Inc., $0.10 par value per share.

         (b) Restricted Stock/Restricted Stock Award. "Restricted Stock" or "Restricted Stock Award" shall mean a share of restricted Common Stock that was granted to an Employee under a Stock Plan.

         (c) Restricted Stock Deferral Agreement. "Restricted Stock Deferral Agreement" shall mean the form established from time to time by the Deferred Compensation Committee that an Employee completes, executes and returns to the Deferred Compensation Committee to defer the receipt of shares of Common Stock upon the lapse of restrictions on Restricted Stock Awards.

         (d) Restricted Stock Unit/RSU. "Restricted Stock Unit" or "RSU" shall mean units of deemed investment in shares of Common Stock in accordance with Article 4 of the Plan.

         (e) Restricted Stock Unit Account/RSU Account. "Restricted Stock Unit Account" or "RSU Account" shall mean the record of a Participant's interest in this Plan represented by the number of RSUs related to shares of Restricted Stock deferred hereunder, adjusted for distributions, withdrawals and other similar activities as provided in the Plan.

         (f) Stock Plan. "Stock Plan" shall mean collectively the equity incentive plans adopted by the company from time to time or under which the Company has Restricted Stock Awards outstanding, and individually, such equity incentive plan governing any particular Restricted Stock Award.

4.2 The provisions of this Article 4 shall apply to all deferral elections made in compliance with this Article 4. All participants who have received Restricted Stock Awards under a Stock Plan of the Company, some or all of the restrictions on which have not lapsed as of December 31, 2002, and all persons who receive a Restricted Stock Award under a Stock Plan of the Company after the effective date of this Plan whose Agreement provides that the recipient may elect to defer the receipt of such Restricted Stock Award are permitted to make deferral elections with respect to such Restricted Stock Awards under this Plan by following the provisions of this Article 4.

4.3 Eligible employees who elect to defer Restricted Stock Awards must enter into an irrevocable Restricted Stock Deferral Agreement, in the form approved by the Deferred Compensation Committee, which provides for the exchange of shares of Restricted Stock for Restricted Stock Units. A Restricted Stock Deferral Agreement may be filed at any time with respect to any number of Restricted Shares with respect to which the restrictions have not and are not due to lapse for at least six (6) months.


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4.4      Each Restricted Stock Deferral Agreement shall set forth: (i) the number of shares of Restricted Stock to be deferred; (ii) the date of grant of such shares of Restricted Stock; (iii) the date or dates on which the restrictions imposed on such shares of Restricted Stock lapse; (iv) the date on which the Restricted Stock Units credited to the Participant's Restricted Stock Unit Account shall become payable; and (v) whether distribution of the Restricted Stock Units shall be in installments or in a lump sum; and (vi) any other item determined to be appropriate by the Deferred Compensation Committee. Participants agree to execute any form that may be required by the Company's stock transfer agent with respect to book-entry or certificated shares. If the shares are not held in book-entry format by the Company's stock transfer agent, eligible Employees deferring Restricted Stock Awards must also tender the certificates for the shares of Restricted Stock with respect to which the Restricted Stock Deferral Agreement is being entered into at the time the Restricted Stock Deferral Agreement is tendered.

4.5 The effective date of the deferral of Restricted Stock hereunder is the close of business on the business day on which the Deferred Compensation Committee, or its designee, receives the Restricted Stock Deferral Agreement, and if the shares of Restricted Stock are not held in book-entry format, the certificates for the shares of Restricted Stock, along with any properly completed and executed stock powers that may be requested by the Deferred Compensation Committee.

4.6 Until the date specified in the Participant's Restricted Stock Deferral Agreement as the date on which restrictions on the shares of Restricted Stock will lapse, RSU's credited to such Participant's Restricted Stock Unit Account upon the deferral of such shares of Restricted Stock shall remain subject to forfeiture under the provisions of the Stock Plan and any related Restricted Stock Award agreement in the same manner as the shares of Restricted Stock deferred hereunder. The RSU's will be subject to restrictions identical to the restrictions on the shares of Restricted Stock deferred hereunder, and the restrictions on the RSU's shall lapse, if at all, at the same time and in the same manner that the restrictions on the shares of Restricted Stock would have lapsed had the participant not made a deferral election.

4.7 For each Participant electing to defer Restricted Stock, upon the effective date of the deferral, a RSU Account will be established by the Company, reflecting one RSU for each Restricted Stock share deferred hereunder. A subaccount representing cash equal to the earnings credited to the RSU Account with respect to dividend equivalents and interest thereon as calculated pursuant to Section 5.1 hereof, will also be established, unless the Participant has elected to receive earnings attributable to RSU's currently, and not on a deferred basis. Earnings will be credited to the Participant's cash subaccount as follows: on each date on which the Company pays a dividend on its Common Stock, an amount equal to such dividend will be credited to the Participant's Account with respect to each RSU. Then, an additional amount will be credited to the Participant's cash subaccount to reflect earnings pursuant to Section 5.1. hereof to reflect earnings on the dividend equivalents from the time they were credited to the cash subaccount hereunder.


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4.8      In the event of a stock dividend, split-up or combination of the Common
         Stock, merger, consolidation, reorganization or recapitalization affecting the Common Stock, such that an adjustment is determined by the Deferred Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Article 4, then the Deferred Compensation Committee may make appropriate adjustments to the number of Share Units credited to any RSU Account. The determination of the Deferred Compensation Committee as to such adjustments, if any, shall be binding and conclusive.

4.9 Restricted Stock Units shall be distributed in the form of Common Stock. Distributions from a Participant's RSU Account and related RSU cash subaccount pursuant to Article 4 hereof will be computed as follows: with respect to the Participant's RSU Account, one share of Common Stock will be distributed for each RSU credited to such RSU Account; and with respect to the Participant's RSU cash subaccount, cash in the amount credited to such subaccount will be paid to the Participant.

4.10 A Participant may elect to receive earnings attributable to the Participant's RSU cash subaccount currently, and not on a deferred basis, by indicating such an election on the Participant's Restricted Stock Deferral Agreement. If such an election is made, the Participant will receive in cash on each date on which the Company pays a dividend on its shares of Common Stock an amount equal to such dividend with respect to each RSU in the Participant's RSU Account. Such payment shall be made in lieu of crediting any amount to the Participant's RSU cash subaccount, and such Participant's RSU cash subaccount will be deemed to be "zero" for all purposes under the Plan.

                          ARTICLE 5 - DEFERRAL ACCOUNTS

5.1 DEFERRAL ACCOUNTS. A Deferral Account shall be established for each Participant. The Deferral Account shall be credited with the applicable portion of the Annual Deferral as of the approximate date such amounts would otherwise have been paid to the Participant. Deferral Accounts shall, except as otherwise provided in the Plan, be credited with interest based on the investment selections of the participant, in effect for each Plan Year, from the approximate date such Deferrals would have been paid through the earlier of the Participant's date of death or the following Valuation Date. Notwithstanding anything in this paragraph to the contrary, the Deferred Compensation Committee may, in its sole discretion, establish administrative rules for the purpose of crediting Deferral Accounts.

5.2 STATEMENTS OF ACCOUNT. The Deferred Compensation Committee shall provide periodically (but no less frequently than annually) to each Participant a statement setting forth the balance of the Deferral Account maintained for such Participant.

5.3 VESTING OF DEFERRAL ACCOUNTS. Each Participant shall be one hundred percent (100%) vested at all times in the amount of Annual Deferrals and interest actually credited to such Participant's Deferral Account. The Participant shall be zero percent (0%) vested in any contributions or interest credited to such Participant's Deferral Account for Company contributions until the Participant's Vesting Date is reached. If the Participant is still employed by the Company and continues to be eligible to participate in the Plan on the Vesting Date, the Participant shall immediately become one hundred percent (100%) vested in all interest credited to Company contributions in his/her Deferral Account. In the event the Participant dies prior to reaching the Vesting Date, the Benefits calculated under Article 7 of the Plan shall assume that the Participant became one hundred percent (100%) vested in any interest credited to his Deferral Account as of the day prior to his date of death.

                        ARTICLE 6 - COMPANY CONTRIBUTIONS

6.1 The Company may from time to time, in its discretion, credit the Deferral Account of each Participant who is an Eligible Employee with a matching contribution. The amount of the matching contribution, if any, shall be equal to a percentage of Compensation deferred by the Participant under Section 5, as determined by the Company in its sole discretion.

6.2 Company Contributions held in the Deferral Account shall be distributed to a Participant only to the extent such amounts are vested. A Participant shall become vested in Company Contributions made on his or her behalf, and all earnings allocable thereunder, in accordance with the Vesting Date. The balance, if any, of such Company Contributions shall be forfeited upon termination of the Participant's employment to the extent not vested.

                         ARTICLE 7 - PAYMENT OF BENEFITS

7.1 RETIREMENT BENEFITS. Upon Retirement or Early Retirement, the Company shall pay to the Participant a benefit in the form provided in paragraph 7.2 of the Plan, based on the balance of the Participant's Deferral Account.

7.2 FORM OF BENEFITS. The retirement benefit attributable to a Deferral Account shall be paid in accordance with the Participant's direction as found on a Deferral Election Form prescribed by the Deferred Compensation Committee for designation of form of payment; such payment election shall be made at the time the Deferral Commitment election is made. The available forms of payment after Retirement are as follows:

         (a) Lump Sum. A lump sum payment equal to the balance of the applicable Deferral Account as of the Valuation Date following Retirement or Early Retirement. Payment is to commence no earlier than the first day of the calendar year quarter following his severance and no later than January 30 of the calendar year following his/her 70th birthday

         (b) Installment Payments. Annual installment payments in substantially equal amounts over a period of 5, 10, or 15 years. Installment payments shall be made by the 30th day of the calendar year quarter of each year following Retirement. Payments must commence no later than the quarter following his/her 70th birthday. Interest will be credited to the unpaid balance in the Deferral Account at a rate in effect for each Plan Year. The Deferred Compensation Committee, in its sole discretion, may establish rules for making payments and crediting interest to the unpaid Deferral Account balance.

         The participant may change this retirement benefit election to an allowable alternative payout period by submitting a new Deferral Election Form to the Deferred Compensation Committee, provided that any such Deferral Election Form is submitted at least one (1) year prior to the Participant's Retirement. Subject to the foregoing, the Election Form most recently accepted by the Deferred Compensation Committee shall govern the payout of the retirement benefit. If no election is submitted, payment will be made in 15 annual installment payments.

7.3 TERMINATION OF EMPLOYMENT BENEFITS. Upon Termination of Employment, the Company shall pay the Participant a benefit in the form of a lump sum payment equal to the balance of the applicable Deferral Account as of the Valuation Date following the termination of employment. Such payment shall be made within ninety (90) days of said Valuation Date.

7.4 IN-SERVICE DISTRIBUTIONS. A Participant can elect to receive a lump sum payment of benefits created and generated by the contribution for a Deferral Contribution Period without terminating employment. The benefit payment will be received by January 31st of a chosen year at least five (5) years after the end of the Deferral Contribution Period which the contribution(s) was made.


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7.5      SMALL BENEFIT EXCEPTION. Notwithstanding any of the foregoing, in the event the sum of all benefits payable to the Participant is less than or equal to ten thousand dollars ($10,000), the Company may, in its sole discretion, elect to pay such benefits in a single lump sum payment on the date such benefits first become payable.

                          ARTICLE 8 - SURVIVOR BENEFITS

8.1 PRE-RETIREMENT SURVIVOR BENEFIT. If a Participant dies prior to Retirement or Termination of Employment the Company shall pay to the Participant's Beneficiary a lump sum benefit equal to the balance of the Participant's Deferral Account as of the Valuation Date following the death of the Participant.

8.2 POST-RETIREMENT SURVIVOR BENEFIT. If a Participant dies during Retirement the Company shall pay to the Participant's Beneficiary the remaining schedule of benefit payments.

8.3 SMALL BENEFIT EXCEPTION. Notwithstanding any of the foregoing, in the event the sum of all benefits payable to the Beneficiary is less than or equal to ten thousand dollars ($10,000), the Company may, in its sole discretion, elect to pay such benefits in a single lump sum payment on the date such benefits first become payable.

                             ARTICLE 9 - DISABILITY

If a Participant is determined to have a Disability, the Participant shall, effective as of the date such Participant is no longer paid his Compensation by the Company, cease deferrals under the Plan except for any Deferral Commitment regarding any Compensation which is earned or payable subsequent to the Disability. The Participant's Deferral Account shall continue to be credited with interest at the Crediting Rate until such time as the Participant's benefits under the Plan are distributed in accordance with the Participant's election or as provided for in paragraph 10.2 of the Plan.

                   ARTICLE 10 - CONDITIONS RELATED TO BENEFITS

10.1 NONASSIGNABILITY. The benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by or to any person or entity, at any time or in any manner whatsoever. These benefits shall be exempt from the claims of creditors or other claimants of any Participant and from all orders, decrees, levies, garnishment or executions against any Participant to the fullest extent allowed by law.

10.2 FINANCIAL HARDSHIP DISTRIBUTION. Upon finding that the Participant or the Beneficiary has suffered a Financial Hardship, the Deferred Compensation Committee may, in its sole discretion and upon written petition by the Participant or Beneficiary, accelerate distributions of benefits under the Plan in the amount reasonably necessary to alleviate such Financial Hardship or as requested by the Participant or the Beneficiary. If a distribution is to be made to a Participant on account of Financial Hardship, the Participant may not make subsequent Deferral Commitments under the Plan until the second Plan Year following the Plan Year in which a distribution based on Financial Hardship was made. Any Deferral Commitment in effect at the time such distribution is made under this section shall be canceled.

10.3 NO RIGHT TO COMPANY ASSETS. The benefits paid under the Plan shall be paid from the general funds of the Company, and the Participant and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.

10.4 PROTECTIVE PROVISIONS. The Participant shall cooperate with the Company by furnishing any and all information requested by the Deferred Compensation Committee in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Deferred Compensation Committee may deem necessary, and taking such other actions as may be requested by the Deferred Compensation Committee. If the Participant refuses to cooperate or makes any material misstatement or nondisclosure of information, then no benefits will be payable hereunder to such Participant or his Beneficiary.

10.5 WITHHOLDING. The Participant or the Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no such arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.

                     ARTICLE 11 - ADMINISTRATION OF THE PLAN

The Deferred Compensation Committee shall administer the Plan and interpret, construe and apply its provisions in accordance with its terms. The Compensation Committee of the Board of Directors shall determine in its sole discretion those who are eligible to participate in the Plan and shall have the right to set guidelines for participation under the Plan including, but not limited to, the type, manner and level of Deferral Commitments. The Deferred Compensation Committee shall further establish, adopt or revise such other rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Deferred Compensation Committee shall be final and binding. The individuals serving on the Deferred Compensation shall, except as prohibited by law, be indemnified and held harmless by the Company from any and all liabilities, costs, and expenses (including legal fees), to the extent not covered by liability insurance, arising out of any action taken by any member of the Deferred Compensation Committee with respect to the Plan, unless such liability arises from the individual's own gross negligence or willful misconduct.

                      ARTICLE 12 - BENEFICIARY DESIGNATION

12.1 BENEFICIARY DESIGNATION. The Participant shall have the right, at any time, to designate any person or persons as a Beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant's death. The Beneficiary designation shall be effective when it is submitted in writing and delivered to the Deferred Compensation Committee during the Participant's lifetime on a form prescribed by the Deferred Compensation Committee. If, however, the Participant is married, his spouse shall be required to join any such designation, or change or revocation thereof, to name a Beneficiary other than the spouse.

12.2 NEW BENEFICIARY DESIGNATION. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Company, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation. If, however, the Participant is married, his spouse shall be required to join in any such designation, or change or revocation thereof, to name a Beneficiary other than the spouse.

12.3 FAILURE TO DESIGNATE BENEFICIARY. If a Participant fails to designate a Beneficiary before his death, or if no designated Beneficiary survives the Participant, the Deferred Compensation Committee shall direct the Company to pay the balance of the Participant's Account in a lump sum to the executor or administrator for his estate; provided, however, if no executor or administrator shall have been appointed, and actual notice of the death was given to the Deferred Compensation Committee within sixty (60) days after the Participant's death, and if his Account balance does not exceed ten thousand dollars ($10,000), the Deferred Compensation Committee may direct the Company to pay the Account balance to such person or persons as the Deferred Compensation Committee determines may be entitled to it, and the Deferred Compensation Committee may require such proof of right and/or identity of such person or persons as the Deferred Compensation Committee may deem appropriate and necessary.

               ARTICLE 13 - AMENDMENT AND TERMINATION OF THE PLAN

13.1 AMENDMENT OF THE PLAN. The Company may at any time amend the Plan in whole or in part, provided however, that such amendment (i) shall not decrease the vested balance of the Participant's Deferral Account at the time of such amendment and (ii) shall not retroactively decrease the applicable crediting rates of the Plan prior to the time of such amendment. The Company or Deferred Compensation Committee may amend the crediting rates of the Plan prospectively. If the Company and/or the Deferred Compensation Committee change the formula for determining the Crediting Rate under the Plan, the Company or the Deferred Compensation Committee shall notify the Participant of such amendment in writing within thirty (30) days of such amendment. Within thirty (30) days of receipt of the notice of an amendment to the formula for determining the applicable Crediting Rate, the Participant may elect by written notice to the Deferred Compensation Committee to terminate an incomplete Deferral Commitment.

13.2 TERMINATION OF THE PLAN. The Company may at any time terminate the Plan as to all or any group of Participants. If the Company terminates the Plan as to all or any group of Participants, the date of such termination shall be treated as the date of Retirement for the purpose of calculating Plan benefits. The Company shall pay to the Participant the benefits the Participant is entitled to receive under the Plan in annual installments over a three (3) year period or such shorter period of time as the Company may determine in its sole discretion. Interest at the Crediting Rate will be credited to the Participant's Deferral Account until distribution under this paragraph is completed, in accordance with the rules established under paragraph 7.2(b).

13.3 CONSTRUCTIVE RECEIPT TERMINATION. In the event the Deferred Compensation Committee determines that amounts deferred under the Plan have been constructively received by Participants and must be recognized as income for federal income tax purposes, the Plan shall terminate and distributions shall be made to Participants in accordance with the provisions of paragraph 13.2. The determination of the Deferred Compensation Committee under this paragraph 13.3 shall be binding and conclusive.

                           ARTICLE 14 - MISCELLANEOUS

14.1 SUCCESSORS OF THE COMPANY. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

14.2 ERISA PLAN. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA and therefore to be exempt from Parts 2, 3, and 4 of Title I of ERISA. Notwithstanding any provisions of this Plan to the contrary, if any Participant is determined not to be a "management or highly compensated employee" within the meaning of ERISA or applicable regulations thereunder at the time a Deferral Commitment is elected, such Participant will not be eligible to complete such Deferral Commitment and shall receive an immediate lump sum payment equal to the unpaid balance of the Deferral Account as of the most recent Valuation Date. Upon such payment, no survivor benefit or other benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant, with respect to said Deferral Account.

14.3 EMPLOYMENT NOT GUARANTEED. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Company.

14.4 GENDER, SINGULAR AND PLURAL. All pronouns and variations thereof shall be deemed to refer to the masculine or feminine, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

14.5 CAPTIONS. The captions of the articles and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

14.6 VALIDITY. In the event any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

14.7 WAIVER OF BREACH. The waiver by the Company of any breach of any provision of the Plan by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

14.8 APPLICABLE LAW. The Plan shall be governed and construed in accordance with the laws of the State of DE except where the laws of the State of DE are preempted by ERISA.

14.9 NOTICE. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing or hand-delivered, or sent by registered or certified mail, return receipt requested, to the principal office of the Company, directed to the attention of the Deferred Compensation Committee. Such notice shall be deemed given as of the date of delivery, or if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

14.10 ARBITRATION. Any claim, dispute or other matter in question of any kind relating to this Plan shall be settled by arbitration in accordance with the Rules of the American Arbitration Association. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrators shall be final and may be enforced in any court of competent jurisdiction.


IN WITNESS WHEREOF, the Company has caused this Plan to be executed and effective as of the 4th day of February, 2003.


                                          SEABULK INTERNATIONAL, INC.

                                     By:  /s/ GERHARD E. KURZ

                                  Title:  President and Chief Executive Officers

                                     By:  /s/ ALAN R. TWAITS

                                  Title: Senior Vice President, General Counsel & Secretary